Exhibit 10.58
SECOND AMENDMENT
TO THE
OPERATING AGREEMENT
OF
HSRE-CAMPUS CREST I, LLC
     This SECOND AMENDMENT (this “Amendment”) to the Operating Agreement of HSRE-CAMPUS CREST I, LLC, a Delaware limited liability company (the “Company”) is entered into as of March 26, 2010 (the “Effective Date”) by and between HSRE-CAMPUS CREST IA, LLC, a Delaware limited liability company (“HSRE”), and CAMPUS CREST VENTURES III, LLC, a Delaware limited liability company (“CAMPUS CREST”).
R E C I T A L S:
     A. The internal affairs of the Company are governed by the Operating Agreement of the Company, dated as of November 7, 2008, as amended by that certain First Amendment to the Operating Agreement of the Company, dated as of November 12, 2009 (as amended, the “Operating Agreement”), by and between HSRE and CAMPUS CREST.
     B. The Members desire to amend the Operating Agreement in order to incorporate certain additional terms relating to that certain HSRE-CC JV I Assignment Agreement, dated as of March 26, 2010 (the “JV I Purchase Agreement”) entered into by and between HSRE and CAMPUS CREST, pursuant to which the parties have agreed to the sale, transfer, conveyance and assignment by CAMPUS CREST of a 9.9% Membership Interest in the Company to HSRE.
     NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Terms. Except as otherwise specifically set forth in this Amendment, all capitalized terms used herein shall have the meanings set forth in the Operating Agreement.
     2. Pre-Construction Funding for Development Projects, and Pre-Development Costs; Pre-Acquisition Costs for Acquisition Properties. The third sentence of Section 3.3(a) of the Operating Agreement is hereby amended by deleting the current sentence and replacing it with the following:
“In the event the Funding Conditions are met, the Pre-Development Costs funded by HSRE and Campus Crest shall be trued up at closing of the construction loan for the Development Project, so that HSRE and Campus Crest each fund such Pre-Development Costs in accordance with their respective Participating Percentages.”

     3. Distributions of Net Cash Flow to the Members. Sections 4.1(a) of the Operating Agreement is hereby amended by deleting the existing clauses (iv) and (v) of Sections 4.1(a) and replacing them with the following new clauses (iv) and (v):
     “(iv) Fourth, eighty-five percent (85%) to HSRE and fifteen percent (15%) to Campus Crest, until HSRE has received cumulative Distributions constituting a 15% Cash on Cash Return (not taking into account any loans made by HSRE and payments received thereon); and
     (v) Thereafter, the balance, sixty percent (60%) to HSRE and forty percent (40%) to Campus Crest.”
     4. Distributions of Capital Proceeds to the Members. Sections 4.1(b) of the Operating Agreement is hereby amended by deleting the existing clauses (iv) and (v) of Sections 4.1(b) and replacing them with the following new clauses (iv) and (v):
     “(iv) Fourth, eighty-five percent (85%) to HSRE and fifteen percent (15%) to Campus Crest, until HSRE has received cumulative Distributions constituting an eighteen percent (18%) Internal Rate of Return (not taking into account any loans made by HSRE and payments received thereon); and
     (v) Thereafter, the balance, sixty percent (60%) to HSRE and forty percent (40%) to Campus Crest.”
     5. Pledge of Right to Distributions. Section 4.1 of the Operating Agreement is hereby amended by adding the following new language at the end of Section 4.1 as the new last sentence of such Section:
“In the event of (A) a termination of The Grove Student Properties, LLC, a North Carolina limited liability company, d/b/a Campus Crest Real Estate Management, as the Property Manager under Section 5.01 of any of the property management agreements with any of the Subsidiaries or (B) a Campus Crest Triggering Event, Campus Crest hereby pledges to HSRE its right to receive any distributions under this Section 4.1 until such time as the Repayment Amount (as defined in that certain Management Fee Prepayment Agreement, dated March 26, 2010, by and between The Grove Student Properties, LLC, HSRE and certain other parties) is paid in full to HSRE.”
     6. Definition of Participating Percentages. The last sentence of the definition of “Participating Percentages” in Exhibit A to the Operating Agreement is hereby amended by deleting the existing last sentence and replacing it with the following:
     “As of the date hereof, the Participating Percentages of each Member are as follows:

HSRE	99.9%
Campus Crest	0.1%	”

     7. Exhibit D to Operating Agreement. HSRE and CAMPUS CREST hereby agree that (i) the Participating Percentages of the Members shall be 99.9% HSRE and 0.1% CAMPUS CREST, respectively, and (ii) the Operating Agreement shall be amended by deleting the existing Exhibit D to the Operating Agreement and replacing it with the following:

	Initial	Participating
Member	Capital Contribution	Percentage
Campus Crest	$10	0.1%
HSRE	$90	99.9%

Total	$100	100%
     8. Forfeiture of Incentive Distributions. Pursuant to Section 5 of the JV I Purchase Agreement, if any Forfeiture Event (as defined therein) occurs and is not cured within any applicable cure period, CAMPUS CREST shall no longer be entitled to any Incentive Distributions under Section 4.1 of the Operating Agreement (as amended by this Amendment), in accordance with the terms and conditions set forth in Section 5 of the JV I Purchase Agreement.
     9. Pooling of Cost Overruns and Savings by School Year Related to Funding of Development Projects. HSRE and Campus Crest hereby agree that (i) the terms and conditions of the agreement between the parties outlined in the e-mail message attached hereto as Exhibit A (the “E-mail Agreement”) shall apply with respect to the pooling of savings and cost overruns related to development projects delivered with respect to the various school years and (ii) in the event of any conflict between the E-mail Agreement and the Development Agreement or the Operating Agreement, the terms and conditions of the E-mail Agreement shall control.
     10. Confirmation of Operating Agreement. Except as set forth herein, the terms and provisions of the Operating Agreement are hereby confirmed, ratified and approved in their entirety, and shall continue in full force and effect.
     11. Further Acts. The parties hereto agree to do such further acts and execute, deliver, file and record such further documents and instruments as any of them may deem to be reasonably necessary or advisable to effect and evidence the transactions contemplated by this Amendment.
     12. Effective Date. Each provision of this Amendment shall be effective as of the Effective Date.

     13. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signatures on following page]

SECOND AMENDMENT
TO THE OPERATING AGREEMENT
OF HSRE-CAMPUS CREST I, LLC
COUNTERPART SIGNATURE PAGE
IN WITNESS WHEREOF, each of the parties has executed this Amendment, as of the date first set forth above, and agrees to be bound by this Amendment.

MEMBERS: CAMPUS CREST: CAMPUS CREST VENTURES III, LLC, a Delaware limited liability company

By:	Campus Crest Properties, LLC, a North Carolina limited liability company, its Manager

By:	/s/ Michael S. Hartnett
	Name:	Michael S. Hartnett
Its: Manager

HSRE: HSRE-CAMPUS CREST IA, LLC, a Delaware limited liability company

By:	HSREP II Holding, LLC, a Delaware limited liability company, its sole member

By:	HSRE REIT II, a Maryland real estate investment trust, a member

By:	/s/ Stephen Gordon
	Name:	Stephen Gordon
Its: Trustee

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